Exhibit 99.1

April 23, 2020

Liberty Media Corporation Announces Reattribution of Live Nation Interest and Other Assets and Liabilities between the Formula One Group and the Liberty SiriusXM Group, Creating More Focused Tracking Stock Groups

Liberty SiriusXM Announces Rights Offering

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Media Corporation (“Liberty Media”) (NASDAQ: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) today announced that its board of directors approved the change in attribution of its Live Nation interest along with other assets and liabilities between the Formula One Group and the Liberty SiriusXM Group (the “Reattribution”). The Reattribution, which is based on recent market prices for the publicly traded securities, is effective immediately.

In summary, $1.5 billion of net asset value has been reattributed from Formula One Group to Liberty SiriusXM Group including:

•	Assets of $2.8 billion

o	Entire Live Nation Entertainment (NYSE: LYV) stake consisting of 69.6 million shares of common stock = $2.6 billion

o	Newly created FWON intergroup interest to cover exposure under 1.375% convertible note, 5.3 million shares = $126 million

o	Entire Liberty SiriusXM intergroup interest representing portion of LSXM shares underlying the 1.375% convertible note, 1.9 million shares = $58 million

o	1.375% convertible note call spread = $53 million

o	Portion of Braves Group intergroup interest that underlies the 1.375% convertible note, 2.3 million shares = $42 million

•	Liabilities of $1.3 billion

o	1.375% cash convertible note due 2023, principal amount $1.0 billion = market value $947 million

o	2.25% exchangeable senior debentures due 2048, principal amount $385 million = market value $368 million

o	Live Nation margin loan, capacity of $270 million, no amount drawn

Similarly, $1.5 billion of net asset value has been reattributed from Liberty SiriusXM Group to Formula One Group, comprised of:

•	Live Nation call spread = $165 million (described below)

•	Net cash payment of $1.4 billion, sourced from:

o	Intergroup loan owed to Formula One Group, 5.75% interest rate, pre-payable without penalty = $750 million (the “Intergroup Loan”)

o	Liberty SiriusXM cash on hand ($345 million available as of 3/31) = $207 million

o	SiriusXM margin loan, $1.35 billion total capacity, $350 million drawn plus $400 million new draw (bringing balance to $750 million)

Liberty SiriusXM intends to launch a subscription rights offering to pay off the Intergroup Loan, as described below.

“We are excited to announce the completed reattribution between Formula One Group and Liberty SiriusXM Group,” said Greg Maffei, Liberty Media President & CEO. “The new Formula One Group now has a strengthened balance sheet that positions us to support and enhance the Formula 1 business while also being opportunistic during these challenging times. We believe the reattribution is also responsive to the request of many Formula One Group shareholders to create a more focused currency. For Liberty SiriusXM, this combines a complementary set of businesses that are established leaders in the live and audio entertainment space. Both the new Formula One Group and Liberty SiriusXM Group now have currencies with which to complete acquisitions, raise capital and engage in share repurchases, among other things.”

The Formula One Group ceased its purchases of Liberty SiriusXM Group in March and does not plan to purchase any additional Liberty SiriusXM Group shares. The Liberty SiriusXM Group suspended its stock repurchase activity in March and will reevaluate the resumption of repurchases after the public announcement of its earnings for the first quarter. The total remaining repurchase authorization for Liberty Media as of March 31, 2020 is approximately $1.2 billion and can be applied to repurchases of Series A and Series C shares of any of the Liberty Media tracking stocks.

The Reattribution has no effect on the assets or liabilities attributed to the Braves Group, nor does it effect any change to the legal obligor under any of the reattributed liabilities.

The board of directors of Liberty Media has also declared a dividend of pro rata subscription rights to acquire shares of LSXMK to all holders of record of Liberty SiriusXM Group tracking stock, as of May 13, 2020, with an aggregate intended offering price of $750 million. Each subscription right will entitle the holder to acquire shares of LSXMK at a 20% discount to the volume weighted average price of LSXMK over a three consecutive trading day period to be determined following the release of earnings by Sirius XM. Each subscription right will also entitle any holder who exercises its basic subscription right in full to acquire additional shares of LSXMK shares at the same discounted price. The subscription rights will be transferable, and Liberty Media expects the subscription rights to be publicly traded. The rights offering is expected to commence May 18, 2020 and expire June 2, 2020, subject to extension. Both John Malone, Chairman of the Board of Liberty Media, and Greg Maffei have advised Liberty Media that they intend to exercise their basic subscription rights in full.

As part of the Reattribution, Formula One Group and Liberty SiriusXM Group entered into a call spread. Formula One Group bought, from Liberty SiriusXM Group, a European call option on 34.8 million Live Nation shares with a strike price of $36.72 (the “Reattribution Price”) with an expiration date of April 22, 2021. Simultaneously, Formula One Group sold, to Liberty SiriusXM Group, a European call option on 34.8 million Live Nation shares with a strike price of $47.74, a 30% premium to the Reattribution Price, with an expiration date of April 22, 2021. The net cost of this call spread was $165 million, which offsets a portion of the value of the assets reattributed from the Liberty SiriusXM Group to the Formula One Group.

Greg Maffei will host a conference call to discuss the Reattribution on Thursday, April 23 at 9:00 am (E.D.T.). Following prepared remarks, the company will host a brief Q&A session. During the call, Mr. Maffei may discuss financial performance and outlook, as well as other forward looking matters. In addition, a presentation has been posted to accompany the call which can be found at http://www.libertymedia.com/events.

Please call ReadyTalk at (800) 377-1217, passcode 608987, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, this call will be broadcast live via the Internet. All interested participants should visit the Liberty Media website at http://www.libertymedia.com/events to register for the web cast. Links to the press release, presentation and replays of the call will also be available on the Liberty Media website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the expected benefits of the reattribution, plans regarding stock repurchases, the proposed rights offering, including the timing of the rights offering, trading of the rights and the intentions of Messrs. Malone and Maffei with respect to the rights offering. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, continued access to capital on acceptable terms, general market conditions (including due to the impact of COVID-19) and Liberty Media’s ability to realize the expected benefits from the reattribution and Liberty Media’s ability to complete the rights offering. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Form 10-K, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media's business which may affect the statements made in this press release.

Not a Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of any securities referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The rights offering will be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation's interests in SiriusXM and Live Nation Entertainment. The businesses and assets attributed to the Braves Group (NASDAQ: BATRA, BATRK) include Liberty Media Corporation's subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) consist of all of Liberty Media Corporation's businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary Formula 1 and minority equity investment in AT&T Inc.

Liberty Media Corporation
Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation